Exhibit 32.2

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amtech Systems, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert T. Hass, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Robert T. Hass
Robert T. Hass
Executive Vice President – Finance and Chief Financial Officer
Amtech Systems, Inc.
	Date:	December 7, 2018